                                                                    Exhibit 10.4

                  This Note is subject to the terms and conditions of a Subordinated Loan and Amendment Agreement, dated December 11, 2003 among ImageMax, Inc. (the "Company") and holders of certain shares or holders having rights to acquire shares of the outstanding capital stock of the Company. Copies of such agreement may be obtained at no cost by written request made by the holder of record of this Note to the Company.

                  This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Amended and Restated Subordination Agreement (the "Subordination Agreement") dated as of June 13, 2002, as amended, among ImageMax, Inc., ImageMax of Delaware, Inc., TDH III, L.P., LVIR Investor Group, LP, Robert E. Drury and Commerce Bank, NA, Individually and as Agent.

                  This Note has not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until registered under the Act or unless the Company has received an opinion of counsel or other evidence satisfactory to the Company and its counsel that such registration is not required.

                      SECURED SUBORDINATED PROMISSORY NOTE


                               Due April 30, 2004


$133,333.00                                                    December 11, 2003

                  FOR VALUE RECEIVED, IMAGEMAX, INC., a Pennsylvania corporation having its principal place of business at 455 Pennsylvania Avenue, Suite 200, Fort Washington, PA 19034 (the "Company") and IMAGEMAX OF DELAWARE, INC., a Delaware corporation having its principal place of business at 900 Market Street, Suite 200, Wilmington, Delaware 19801 (the "Subsidiary") hereby jointly and severally promise to pay to the order of TDH III, L.P. (the "Holder"), at the place designated by the Holder, the principal amount of ONE HUNDRED THIRTY THREE THOUSAND THREE HUNDRED THIRTY THREE DOLLARS ($133,333) in lawful money of the United States of America, and to pay interest in like money on the terms set forth below. This Subordinated Promissory Note (as the same may hereafter be amended and/or restated and any notes issued in substitution or exchange for any of the foregoing, the "Note") is being delivered pursuant to the terms and conditions of that certain Subordinated Loan and Amendment Agreement dated December 11, 2003 among the Company and several investors one of which is the Holder (the "Investors"), (as the same may hereafter be amended and/or restated, the "Loan Agreement") pursuant to which the Investors loaned the Company and the Subsidiary an aggregate of Five Hundred Thousand Dollars ($500,000), and the Holder's rights under this Note are subject to the terms and conditions of the Loan Agreement. This Note is one of several Notes issued under and as defined in the Loan Agreement. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement. In the event the Holder makes any payments on behalf of the Company on account of the Senior Obligations, as defined in the Subordination Agreement, (it being understood that the Holder has no obligation to the Company to do so) the amount of such payment shall be added to the principal balance hereof and shall accrue interest from the date paid until repaid in full.

                  1. Payments of Interest and Principal. Payments of all amounts outstanding hereunder including principal and accrued interest shall be payable in a single payment on the earlier of (a) April 30, 2004 or (b) the same date upon which the obligations of the Company under the Convertible Note become due and payable, whether by acceleration or otherwise (the "Termination Date"). Interest shall accrue from the date hereof on the unpaid principal balance hereof at a rate equal to nine percent (9%) per annum, compounded semi-annually on June 30 and December 31. Such interest shall be calculated on the basis of actual days elapsed over a 365-day year and shall be payable on the Termination Date or on such earlier date as this Note is prepaid in full pursuant to the terms set forth below. All payments of principal, interest, fees and other amounts due hereunder shall be made by the Company in lawful money of the United States of America, by wire transfer or by any other method approved in advance by the Holder at the office of the Holder set forth in Section 10 hereof or at such other place designated by the Holder in writing to the Company in immediately available and freely transferable funds at such place of payment.

                  Upon the occurrence and during the continuance of an Event of Default, the Company and the Subsidiary jointly and severally agree to pay interest (computed on the same basis as set forth above) on the entire unpaid principal balance hereof at the stated rate plus four and one-half percent (4.5%) per annum, compounded semi-annually on June 30 and December 31 (or, in each case, at the highest rate permitted by applicable law, whichever is less) (such rate the "Default Rate"). In addition, to the extent permitted by applicable law, the Company and the Subsidiary jointly and severally agree to pay interest at the Default Rate on any overdue installment of interest not paid within ten (10) days of the date when due, such Default Rate to be computed from the date the installment of interest was due until the date such installment of interest, including the interest accrued with respect thereto, is paid in full. Finally, if the Holder makes any payments on behalf of the Company on account of the Senior Obligations, the Default Rate of Interest shall apply to the unpaid principal balance hereof until such principal balance and all accrued interest have been repaid in full.

                  It is the intention of the Company and all individuals and entities to whom Notes are being issued under the Loan Agreement, that all payments on account of the Notes be made on a pro rata basis to all Holders of Notes in proportion to the outstanding principal balance of such Notes. Should any holder of this Note receive a payment in excess of the amount to which such holder is entitled based on the foregoing understanding, such holder shall hold such excess payment in trust for the benefit of the holders of other Notes who received less than the amount they were entitled to receive and shall pay the amount of such excess to such other holders. The Company acknowledges that the principal balance of this Note shall not be reduced by such excess payments that are paid out by the holder of this Note to the holders of other Notes as provided herein.

                  2. Default and Remedies. (a) The occurrence of any one of the following shall constitute an "Event of Default" under this Note:



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

                           (i) Default shall occur in the payment of interest on
this Note or any of the other Notes or any of the Convertible Notes when the same shall have become due; or

                           (ii) Default shall occur in the making of any payment
of the principal of this Note or any of the other Notes or any of the Convertible Notes at the expressed or any accelerated maturity date; or

                           (iii) Default shall be made in the payment of the
principal of or interest on any Indebtedness (other than this Note or any of the other Notes) of the Company or its Subsidiary in excess of $2,000,000 and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

                           (iv) Default or the happening of any event shall
occur under any contract, agreement, lease, indenture or other instrument under which any Indebtedness (other than this Note) of Company or its Subsidiary may be issued and such default or event shall not have been waived and shall (i) result in liability of more than $2,000,000 and (ii) continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness of the Company or its Subsidiary outstanding thereunder; or

                           (v) Default shall occur in the observance or
performance of any covenant or agreement contained in the Loan Agreement or any Warrant and such default is not remedied within twenty (20) business days after the earlier of (i) the date on which the Company first obtains knowledge of such Default and (ii) the date on which written notice thereof is given to the Company by any Holder; an Event of Default shall occur under the Security Agreement or the Mortgage; or any Event of Default shall occur under the Loan and Warrant Purchase Agreement; or

                           (vi) Any representation or warranty made by the
Company in the Loan Agreement, or made by the Company in any agreement, statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of this Note and the Warrants or furnished by the Company pursuant hereto or pursuant to the Loan Agreement, is untrue in any material respect as of the date of the issuance or making thereof; or

                           (vii) Final judgment or judgments for the payment of
money aggregating in excess of $2,000,000 or providing non-monetary relief resulting in a Material Adverse Effect, is or are outstanding against the Company and/or its Subsidiary and/or against any property or assets of any of the foregoing and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of ninety (90) days from the date of its entry; or

                           (viii) The Company or its Subsidiary becomes
insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or its Subsidiary applies for or consents to the appointment of a custodian, trustee, liquidator, or receiver for the Company or for the major part of its property; or

                           (ix) A custodian, trustee, liquidator, or receiver is
appointed for the Company or its Subsidiary or for the major part of the property of the Company or any of its Subsidiaries and is not discharged within ninety (90) days after such appointment; or

                           (x) Bankruptcy, reorganization, arrangement or
insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or its Subsidiary and, if instituted against the Company or its Subsidiary, are consented to or are not dismissed within ninety (90) days after such institution.

          (b) When any Event of Default described in paragraph (i) through
(vii), inclusive, of Section 2(a) above has happened and is continuing, any holder of this Note may, by notice to the Company, declare the entire principal and all interest accrued on this Note to be, and this Note shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; provided, however, that so long as the Institutional Investors both hold Notes, no Holder of this Note may exercise the foregoing remedy without the prior written consent of a Required Interest of Institutional Investors as defined in Section 1.31 of the Loan Agreement. When any Event of Default described in paragraph (viii),
(ix) or (x) of Section 2(a) has occurred, then this Note shall immediately become due and payable without presentment, demand or notice of any kind, all of which are hereby expressly waived. Upon this Note becoming due and payable as a result of any Event of Default as aforesaid, the Company and the Subsidiaries will forthwith pay to the Holder of this Note the entire principal and interest accrued on this Note. No course of dealing on the part of any Note holder nor any delay or failure on the part of any Note holder to exercise any right shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers and remedies. The Company and the Subsidiary further agree, to the extent permitted by law, to pay to the Holder or Holders of the Note all costs and expenses, including reasonable attorneys' fees, incurred by them in the collection of any Note upon any default hereunder or thereon.

                  3. [Reserved]

                  4. Restriction on Transfer.

                     (a) Subject to the provisions of Section 14, this Note and the rights granted to the Holder are transferable, in whole or in part, upon surrender of this Note, together with a properly executed assignment in the form attached hereto as Exhibit A, at the office or agency of the Company referred to in Section 10 hereof, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 4(b) hereof and Section __ of the Loan Agreement. Until due presentment for registration of transfer on the books of the Company, the Company and the Subsidiary may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company and the Subsidiary shall not be affected by any notice to the contrary.

                     (b) Exercise or Transfer Without Registration. If, at the time of the surrender of this Note in connection with any transfer or exchange of this Note, this Note shall not be registered under the Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer, or exchange, that the holder or transferee of this Note, as the case may be, furnish to the Company a written opinion of counsel, in form, substance and scope customary to opinions typically delivered in transactions of this nature, to the effect that such transfer, or exchange may be made without registration under the Act and under applicable state securities or blue sky laws.

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

                  5. Prepayment. This Note may be prepaid by the Company at any time, in whole or in part, without penalty or premium.

                  6. [Reserved]

                  7. [Reserved]

                  8. Subordination. This Note is and shall be subordinated to certain bank and other commercial lending obligations of the Company and its Subsidiary as provided in the Loan Agreement and the Subordination Agreement, but shall be senior to all other debt of the Company and its Subsidiary to Persons other than the Investors except debt secured by a purchase money security interest arising in connection with the purchase of equipment in the ordinary course of business.

                  9. [Reserved]

                  10. Communications. All notices or requests provided for or permitted to be given pursuant to this Agreement must be in writing and may be given or served by (i) depositing the same in the United States mail, addressed to the party to be notified, postage paid, and registered or certified with return receipt requested, or (ii) by delivering such notice in person to such party. Notices so deposited in the mail shall be deemed to have been given or served on the date on which the party actually received or refused such written notice, as shown by the date or postmark of any return receipt indicating the date of delivery or attempted delivery to such receiving party. The addresses of the parties hereto for all purposes of this Note are:

                  The Company:

                           ImageMax, Inc.
                           455 Pennsylvania Avenue, Suite 200
                           Fort Washington, PA 19034
                           Attention: Mark P. Glassman
                                      David B. Walls
                           Telephone: (215) 628-3600

                  with a copy to:

                           Pepper Hamilton LLP
                           400 Berwyn Park
                           899 Cassat Road
                           Berwyn, PA 19312
                           Attention: Michael P. Gallagher
                           Telephone: (610) 640-7807

                  If to the Holder:

                           TDH III, L.P.
                           259 North Radnor-Chester Road
                           Suite 210
                           Radnor, PA 19087
                           Attention: J. B. Doherty
                           Telephone: (610) 687-8580

                  with a copy to:

                           McCausland, Keen & Buckman
                           Radnor Court
                           259 North Radnor-Chester Road
                           Suite 160
                           Radnor, PA 19087
                           Attention: Robert H. Young Jr.
                           Telephone: (610) 341-1050

                  11. Company's Waivers. The Company, to the extent permitted by law, waives and agrees not to assert or take advantage of any of the following:
(a) acceptance or notice of acceptance of this Note by the Company; (b) presentment and/or demand for payment of this Note or any indebtedness or obligations hereby promised; and (c) protest and notice of dishonor with respect to this Note or any indebtedness or performance of obligations arising hereunder.

                  12. Governing Law. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflicts of laws principles.

                  13. Headings. The headings of the sections of this Note are inserted for convenience only and do not constitute a part of this Note.

                  14. Assignments. This Note may not be assigned in whole or in part without the consent of the Company; provided, however, that no such consent shall be required (i) in connection with an assignment of this Note to one or more partners of the Holder or to a trust established for the benefit of one or more of such partners or (ii) to an assignment occurring after April 30, 2004.

                  15. Waiver of Trial by Jury. THE COMPANY, THE SUBSIDIARIES AND HOLDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDINGS, CLAIMS OR COUNTERCLAIMS, WHETHER IN CONTRACT OR TORT, AT LAW OR IN ANY WAY RELATING TO THIS NOTE.



                                      -6-
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                  IN WITNESS WHEREOF, IMAGEMAX, INC. has caused this Note to be signed and to be dated the day and year first above written.

                                                IMAGEMAX, INC.



                                                By: /s/ David B. Walls
                                                    ------------------
                                                Name: David B. Walls
                                                Title: Chief Financial Officer


                                                IMAGEMAX OF DELAWARE, INC.



                                                By: /s/ David B. Walls
                                                    ------------------
                                                Name: David B. Walls
                                                Title: Vice President





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